Exhibit 5.1

1700 K Street, NW, Fifth Floor Washington, D.C. 20006-3817 PHONE 202.973.8800 FAX 202.973.8899 www.wsgr.com

August 16, 2016

Nuance Communications, Inc.

1 Wayside Road

Burlington, MA 01803

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Nuance Communications, Inc., a Delaware corporation (the “Company”) in connection with the registration of 6,153,132 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), all of which will be sold by certain selling stockholders (the “Selling Stockholders”), pursuant to a Registration Statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date first set forth above.

In our capacity as counsel for the Company in connection with the registration of the Shares, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any state or jurisdiction other than, the Delaware General Corporation Law, which includes the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

AUSTIN    BOSTON    BEIJING    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

August 16, 2016

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation